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                                                                    EXHIBIT 10.2


                               ADVISORY AGREEMENT

         This ADVISORY AGREEMENT (this "AGREEMENT") is entered into on this the ____ day of June 2002, by and between BEHRINGER HARVARD REAL ESTATE INVESTMENT TRUST I, INC., a Maryland corporation (the "COMPANY"), and BEHRINGER ADVISORS LP, a Texas limited partnership (the "ADVISOR").

                                   WITNESSETH

         WHEREAS, the Company will be issuing shares of its common stock, par value $.0001, to the public, such shares to be registered with the Securities and Exchange Commission (the "SHARES") and may subsequently issue additional securities other than such Shares (the "SECURITIES");

         WHEREAS, the Company intends to continue to qualify as a real estate investment trust (a "REIT"), as defined below, and to invest its funds in investments permitted by the terms of the Company's Articles of Incorporation and Sections 856 through 860 of the Internal Revenue Code (the "CODE"), as defined below;

         WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

         WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         The following defined terms used in this Agreement shall have the meanings specified below:

ACQUISITION EXPENSES. Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.





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ACQUISITION AND ADVISORY FEES. Any and all fees and commissions, exclusive of
Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with identifying, reviewing, evaluating, investing in or the purchase, development or construction of any Asset, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature.

ADVISOR. Behringer Advisors LP, a Texas limited partnership, any successor advisor to the Company, or any person or entity to which Behringer Advisors LP or any successor advisor subcontracts substantially all of its functions.

AFFILIATE OR AFFILIATED. As to any individual, corporation, partnership, trust or other association (other than the Excess Shares Trust), (i) any Person directly or indirectly, through one or more intermediaries controlling, controlled by, or under common control with another Person; (ii) any Person, directly or indirectly owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person; (iii) any officer, director, partner, or trustee of such Person; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) if such other Person is an officer, director, partner, or trustee of a Person, the Person for which such Person acts in any such capacity.

APPRAISED VALUE. Value according to an appraisal made by an Independent
Appraiser.

ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

ASSETS. Properties and Mortgages owned, directly or indirectly through one or more of its Affiliates, by the Company and any other investments made, directly or indirectly through one or more of its Affiliates, by the Company, whether in securities, loans or otherwise.

ASSET MANAGEMENT FEE. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.

AVERAGE INVESTED ASSETS. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and Loans secured by real estate before reserves for depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, "Average Invested Assets" will equal the assets valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves.




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BOARD OF DIRECTORS. The Board of Directors of the Company.

BYLAWS. The bylaws of the Company, as the same are in effect from time to time.

CASH FROM FINANCINGS. Net cash proceeds realized by the Company from the financing of Company Property or from the refinancing of any Company indebtedness.

CASH FROM SALES. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

CASH FROM SALES AND FINANCINGS. The total sum of Cash from Sales and Cash from Financings.

CAUSE. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, breach of this Agreement by the Advisor, or upon the filing of a bankruptcy petition (either voluntary or involuntary) with respect to the Advisor.

CODE. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

COMPANY. Behringer Harvard Real Estate Investment Trust I, Inc., a corporation organized under the laws of the State of Maryland.

COMPANY PROPERTY. Any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company or the Partnership (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company or the Partnership.

COMPETITIVE REAL ESTATE COMMISSION. A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all Persons (including the Subordinated Disposition Fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the Property or Properties.

CONTRACT PURCHASE PRICE. The amount actually paid or allocated (as of the date of purchase) to the purchase, development, construction or improvement of Property, exclusive of Acquisition and Advisory Fees and Acquisition Expenses.

CONTRACT SALES PRICE. The total consideration received by the Company for the sale of a Company Property.




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CUMULATIVE RETURN. For the period for which the calculation is being made, the percentage resulting from dividing (A) the total Dividends paid on each Dividends distribution date during such period (without regard to Dividends paid out of Cash from Sales and Financings), by (B) the product of (i) the average Invested Capital for such period (calculated on a daily basis), and (ii) the number of years (including fractions thereof) elapsed during such period.

DIRECTOR. A member of the Board of Directors of the Company.

DIVIDENDS. Any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

EQUITY INTEREST. The stock of or other interests in, or warrants or other rights to purchase the stock of or other interests in, any entity that has borrowed money from the Company or that is a tenant of the Company or that is a parent or controlling Person of any such borrower or tenant.

EQUITY SHARES. Transferable shares of beneficial interest of the Company of any class or series, including common shares or preferred shares.

GOOD REASON. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company.

GROSS PROCEEDS. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for selling commissions, volume discounts, the marketing support fee and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced selling commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be $10.00.

INDEPENDENT APPRAISER. A qualified appraiser of real estate as determined by the Board of Directors. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers ("M.A.I.") or the Society of Real Estate Appraisers ("S.R.E.A.") shall be conclusive evidence of such qualification.

INDEPENDENT DIRECTOR. A Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by any Affiliate of the Advisor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5.0% of either the Director's annual gross




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income during either of the last two years or the Director's net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.

INDEPENDENT EXPERT. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

INVESTED CAPITAL. The amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Dividend that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for redemption of Shares.

JOINT VENTURES. The joint venture or general partnership arrangements in which the Company or the Partnership is a co-venturer or general partner which are established to acquire Properties.

LINE OF CREDIT. One or more lines of credit, the proceeds of which will be used to acquire Properties and invest in Mortgages.

LISTING. The listing of the Shares of the Company on a national securities exchange or over-the-counter market.

MANAGING DEALER. ______________________, an Affiliate of the Advisor, or such entity selected by the Board of Directors to act as the managing dealer for an Offering. ______________________ is a member of the National Association of Securities Dealers, Inc.

MORTGAGES. In connection with mortgage financing provided or invested in by the Company, the notes or other evidence of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrower.

NET ASSET VALUE. The total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

NET INCOME. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.

NET SALES PROCEEDS. In the case of a transaction described in clause (i) (A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a





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transaction described in clause (i) (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i) (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any Property consisting of a building only, any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

OFFERING. Any public offering of Shares pursuant to a Prospectus which is registered with the SEC.

OPERATING EXPENSES. All costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds,
(vi) the Performance Fee, (vii) the Subordinated Incentive Listing Fee, (viii) the Property Management Fee and (ix) Acquisition and Advisory Fees and Acquisition Expenses, real estate commissions on the sale of property, and other expenses connected with the acquisition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

ORGANIZATIONAL AND OFFERING EXPENSES. Any and all costs and expenses, other than selling commissions and the 2.5% dealer manager fee, incurred by the Advisor or any Affiliate in connection with the formation, qualification and registration of the Company and the marketing and distribution of its Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telecopier and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by the Company in connection with any Offering will not exceed 3.0% of the Gross Proceeds raised in such Offering.

PARTNERSHIP. Behringer Harvard Operating Partnership L.P., a Texas limited partnership, formed to own and operate properties on behalf of the Company.




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PERFORMANCE FEE. The fee payable to the Advisor upon termination of this
Agreement under certain circumstances if certain performance standards have been met and the Subordinated Incentive Listing Fee has not been paid.

PERMANENT FINANCING. The financing to acquire Assets, to pay a fee of 4.5% of any Permanent Financing as Acquisition and Advisory Fees, and to refinance outstanding amounts on the Line of Credit.

PERSON. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c) (17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof.

PROPERTY OR PROPERTIES. As the context requires, (i) the real properties, including the buildings located thereon, or (ii) the real properties only, or
(iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

PROSPECTUS. Prospectus has the meaning set forth in Section 2(10) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

REAL PROPERTY. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REAL ESTATE ASSET VALUE. The amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition and Advisory Fees and Acquisition Expenses.

REGISTRATION STATEMENT. The Company's most currently filed Registration Statement on Form S-11 with the Securities and Exchange Commission, of which the Prospectus is a part.

REIT. A "real estate investment trust" organized in accordance with Sections 856 through 860 of the Code.

SALE OR SALES. (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; or (C) any Joint Venture in which the Company or the Partnership as a co-venturer or partner sells, grants,






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transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards, but (ii) not including any transaction or series of transactions specified in clause (i) (A), (i) (B), or (i) (C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

SECURITIES. Any Equity Shares, Excess Shares, as such term is defined in the Company's Articles of Incorporation, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

SHARES. Any shares of the Company's common stock, par value $.0001 per share, previously issued by the Company pursuant to an effective registration statement and shares currently registered with the Securities and Exchange Commission pursuant to the Registration Statement.

SOLICITING DEALERS. Broker-dealers who are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Managing Dealer to sell Shares.

SPONSOR. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services.

STOCKHOLDERS. The record holders of the Company's Shares as maintained in the Company's books and records.

STOCKHOLDERS' 8.0% RETURN. As of each date, an aggregate amount equal to an 8.0% cumulative, noncompounded, annual return on Invested Capital.

SUBORDINATED DISPOSITION FEE. The Subordinated Disposition Fee as defined in
Section 3.01(c).

SUBORDINATED INCENTIVE LISTING FEE. The fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market as defined in Section 3.01(e).

SUBORDINATED SHARE OF NET SALE PROCEEDS. The Subordinated Share of Net Sales Proceeds as defined in Section 3.01(d).

TERMINATION DATE. The date of termination of the Agreement.





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TOTAL PROPERTY COST. With regard to any Company Property, an amount equal to the sum of the Real Estate Asset Value of such Property plus the Acquisition and Advisory Fees and Acquisition Expenses paid in connection with such Property.

2%/25% GUIDELINES. The requirement pursuant to the guidelines of the North American Securities Administrators Association, Inc. that, in any 12 month period, total Operating Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12 month period or 25% of the Company's Net Income over the same 12 month period.

VALUATION. An estimate of value of the assets of the Company as determined by an Independent Expert.

                                   ARTICLE II

                                   THE ADVISOR

2.01 APPOINTMENT. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

2.02 DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Prospectus, Articles of Incorporation and Bylaws of the Company, the Advisor shall, either directly or by engaging an Affiliate:

         (a) serve as the Company's investment and financial advisor and provide research and economic and statistical data in connection with the Company's assets and investment policies;

         (b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

         (c) maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company's uncertificated Shares, if any, and acting as transfer agent for the Company's uncertificated Shares, if any;

         (d) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate






                                      -9-
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         fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

         (e) consult with the officers and the Board of Directors and assist the Board of Directors in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

         (f) subject to the provisions of paragraphs (g) and (h) hereof, (i) locate, analyze and select potential investments in Properties, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties will be made; (iii) make investments in Properties on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Property; and (v) enter into leases and service contracts for Company Property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Company Property;

         (g) provide the Board of Directors with periodic reports regarding prospective investments in Properties;

         (h) obtain the prior approval of the Board of Directors (including a majority of all Independent Directors) for any and all investments in Properties;

         (i) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

         (j) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Properties;

         (k) from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Company under this Agreement;





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         (l) provide the Company with all necessary cash management services;

         (m) do all things necessary to assure its ability to render the services described in this Agreement;

         (n) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties; and

         (o) notify the Board of Directors of all proposed material transactions before they are completed.

2.03     AUTHORITY OF ADVISOR.

         (a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board of Directors over the management of the Company, the Board of Directors hereby delegates to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (3) acquire Properties in compliance with the investment objectives and policies of the Company, (4) arrange for financing or refinancing of Properties, (5) enter into leases and service contracts for the Company's Properties, including oversight of Affiliated companies that perform property management services for the Company, (6) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company, and (7) undertake accounting and other record-keeping functions at the Property level.

         (b) Notwithstanding the foregoing, any investment in Properties, including any acquisition of Property by the Company or the Partnership (as well as any financing acquired by the Company or the Partnership in connection with such acquisition), will require the prior approval of the Board of Directors.

         (c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in the Property.

         The prior approval of a majority of the Independent Directors and a majority of the Board of Directors not otherwise interested in the transaction will be required for each transaction with the Advisor or its Affiliates.

         The Board of Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03. If and to the extent the Board of Directors so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board of Directors for prior approval such proposed transactions involving investments in Property as thereafter require prior approval, provided however, that such modification or

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revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

2.04 BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and to the auditors of the Company.

2.05 RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

2.06 LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and stockholders, directors and officers of the Advisor's Affiliates shall not be liable to the Company or to the Board of Directors or Stockholders for any act or omission by the Advisor, its directors, officers or employees, or stockholders, directors or officers of the Advisor's Affiliates except as provided in Paragraphs 20 and 21 of this Agreement.

2.07 RELATIONSHIP WITH DIRECTORS. Directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.

2.08 OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other

Persons (including other REIT's) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Board of Directors knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board of Directors (including the Independent Directors) to adopt the method set forth in the Prospectus or another reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

         The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company. The Advisor or its Affiliates may make such an investment in a property only after (i) such investment has been offered to the Company and all public partnerships and other investment entities affiliated with the Company with funds available for such investment and (ii) such investment is found to be unsuitable for investment by the Company, such partnerships and investment entities.

         In the event that the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity which the Advisor or its Affiliates are Affiliated, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. The Advisor may consider the property for private placement only if such property is deemed inappropriate for any investment entity which is advised or managed by the Advisor, including the Company.

                                   ARTICLE III

                                  COMPENSATION

3.01     FEES.

         (a) Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to one-twelfth of one-half percent (0.5%) of Average Invested Assets as of the preceding month. The Asset Management Fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

         (b) Acquisition and Advisory Fees. The Company shall pay the Advisor a fee in the amount of 3.0% of Average Invested Assets as Acquisition and Advisory Fees. The total of all Acquisition and Advisory Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation.

         (c) Subordinated Disposition Fee. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or an Affiliate shall receive a Subordinated Disposition Fee equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 3.0% of the sales price of such Property or Properties. The Subordinated Disposition Fee will be paid only if Stockholders have received total Dividends in an amount equal to the sum of their aggregate Invested Capital and their aggregate Stockholders' 8.0% Return. To the extent that Subordinated Disposition Fees are not paid by the Company on a current basis due to the foregoing limitation, the unpaid fees will be accrued and paid at such time as the subordination conditions have been satisfied. The Subordinated Disposition Fee may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company shall not exceed an amount equal to the lesser of (i) 6.0% of the Contract Sales Price of a Property or (ii) the Competitive Real Estate Commission. In the event this Agreement is terminated prior to such time as the Stockholders have received total Dividends in an amount equal to 100% of Invested Capital plus an amount sufficient to pay the Stockholders' 8.0% Return through the Termination Date, an appraisal of the Properties then owned by the Company shall be made and the Subordinated Disposition Fee on Properties previously sold will be deemed earned if the Appraised Value of the Properties then owned by the Company plus total Dividends received prior to the Termination Date equals 100% of Invested Capital plus an amount sufficient to pay the Stockholders' 8.0% Return through the Termination Date. Upon Listing, if the Advisor has accrued but not been paid such Subordinated Disposition Fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received Dividends in the amount equal to the product of the total number of Shares outstanding and the average closing price of the

         Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.

         (d) Subordinated Share of Net Sales Proceeds. The Subordinated Share of Net Sales Proceeds shall be payable to the Advisor in an amount equal to 10% of Net Sales Proceeds remaining after the Stockholders have received Dividends equal to the sum of the Stockholders' 8.0% Return and 100% of Invested Capital. Following Listing, no Subordinated Share of Net Sales Proceeds will be paid to the Advisor.

         (e) Subordinated Incentive Listing Fee. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Listing Fee in an amount equal to 10.0% of the amount by which (i) the market value of the outstanding stock of the Company, measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the stock is traded, with such period beginning 180 days after Listing (the "MARKET VALUE"), plus the total of all Dividends paid to Stockholders from the Company's inception until the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 8.0% Return from inception through the date of Listing. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note or any combination of the foregoing. The Subordinated Incentive Listing Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, Subordinated Share of Net Sales Proceeds from a Sale or Sales of a Property. In the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Performance Fee will be paid to the Advisor.

         (f) Loans from Affiliates. If any loans are made to the Company by an Affiliate of the Advisor, the maximum amount of interest that may be charged by such Affiliate shall be the lesser of (i) 1.0% above the prime rate of interest charged from time to time by Bank of America, N.A. and (ii) the rate that would be charged to the Company by unrelated lending institutions on comparable loans for the same purpose. The terms of any such loans shall be no less favorable than the terms available between non-Affiliated Persons for similar commercial loans.

         (g) Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including, but not limited to: (i) the amount of the advisory fee in relation to the asset value, composition and profitability of the Company's portfolio;
         (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors performing the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conversion or appreciation of capital, and number and frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the Property portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure.

3.02     EXPENSES.

         (a) In addition to the compensation paid to the Advisor pursuant to
         Section 3.01 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

                  (i) the Company's Organizational and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organizational and Offering Expenses reimbursement received by the Advisor pursuant to this Section 3.02, to the extent that such reimbursement exceeds 3.0% of the Gross Proceeds. The Advisor shall be responsible for the payment of all the Company's Organizational and Offering Expenses in excess of 3.0% of the Gross Proceeds;

                  (ii) Acquisition Expenses incurred in connection with the selection and acquisition of Properties in an amount equal to up to 0.5% of Gross Proceeds;

                  (iii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;

                  (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

                  (v) taxes and assessments on income or Property and taxes as an expense of doing business;

                  (vi) costs associated with insurance required in connection with the business of the Company or by the Board of Directors;

                  (vii) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person.

                  (viii) all expenses in connection with payments to the Board of Directors and meetings of the Board of Directors and Stockholders;

                  (ix) expenses associated with Listing or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Organization and Offering Expenses;

                  (x) expenses connected with payments of Dividends in cash or otherwise made or caused to be made by the Company to the Stockholders;

                  (xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

                  (xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

                  (xiii) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

                  (xiv) audit, accounting and legal fees.

         (b) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

3.03 OTHER SERVICES. Should the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Company, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

3.04 REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses (including the Asset Management Fee) that, in the four consecutive fiscal quarters then ended (the "EXPENSE YEAR") exceed (the "EXCESS AMOUNT") the greater of 2% of Average Invested Assets or 25% of Net Income for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

3.05 BOARD OF DIRECTOR APPROVAL. The compensation and reimbursements paid by the Company to the Advisor and its Affiliates shall be approved by a majority of the Directors (including a majority of the Independent Directors) as being fair and reasonable to the Company.

                                   ARTICLE IV

                              TERM AND TERMINATION

4.01 TERM; RENEWAL. This Agreement shall continue in force until June 1, 2003, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board of Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02 TERMINATION. This Agreement may be terminated (a) upon 60 days written notice without Cause or penalty, by either party (upon approval of a majority of the Independent Directors of the Company or a majority of the Board of Directors of the Advisor, as the case may be); (b) immediately by the Company for Cause; and (c) immediately by the Advisor for Good Reason.

4.03 PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION. Payments to the Advisor pursuant to this Section 4.03 shall be subject to the 2%/25% Guidelines to the extent applicable.

         (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

         (b) Upon termination, the Advisor shall be entitled to payment of the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by such assets, plus the total Dividends paid to Stockholders from the Company's inception through the Termination Date, exceeds (ii)

         Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time.

         (c) The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance; provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's assets shall be an amount which provides compensation to the Advisor only for that portion of the holding period for the respective assets during which the Advisor provided services to the Company.

         (d) If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event this Agreement is terminated because of failure of the Company and the Advisor to establish, pursuant to Section 3.01(g) hereof, a fee structure appropriate for a perpetual-life entity at such time, if any, as Listing occurs.

         (e) The Advisor shall promptly upon termination:

                  (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                  (ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

                  (iii) deliver to the Board of Directors all assets, including Properties, and documents of the Company then in the custody of the Advisor; and

                  (iv) cooperate with the Company and take all reasonable actions requested by the Company to provide an orderly management transition.

                                    ARTICLE V

                                 INDEMNIFICATION

5.01 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation of the Company. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

5.02 INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

5.03 FIDELITY BOND. The Advisor shall maintain a fidelity bond for the benefit of the Company which bond shall insure the Company from losses of up to $200,000 per occurrence and shall be of the type customarily purchased by entities performing services similar to those provided to the Company by the Advisor.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.01 ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Board of Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

6.02 RELATIONSHIP OF ADVISOR AND COMPANY. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.03 NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:           Behringer Harvard Real Estate Investment Trust I, Inc.
                                               1323 N. Stemmons Freeway
                                               Suite 210
                                               Dallas, Texas 75207

To the Advisor:                                Behringer Advisors LP
                                               1323 N. Stemmons Freeway
                                               Suite 201
                                               Dallas, Texas 75207


Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.02.

6.04 MODIFICATION. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

6.05 SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.06 CHOICE OF LAW; VENUE. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

6.07 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

6.08 WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.09 GENDER; NUMBER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.10 HEADINGS. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.12 NAME. Behringer Advisors LP has a proprietary interest in the name "Behringer." Accordingly, and in recognition of this right, if at any time the Company ceases to retain Behringer Advisors LP or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from Behringer Advisors LP, cease to conduct business under or use the name "Behringer" or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name "Behringer" or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Behringer" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board of Directors.

6.13 INITIAL INVESTMENT. The Advisor or one of its Affiliates has contributed $200,000 (the "INITIAL INVESTMENT") in exchange for 20,000 units of limited partnership interest ("UNITS") in the Partnership. The Advisor or its Affiliates may not sell any of the Units purchased with the Initial Investment while the Advisor acts in such advisory capacity to the Company, provided, that such Units may be transferred in connection with the exercise of the Advisor's right under the Partnership Agreement of the Partnership to exchange its Units for Shares, in which case similar restrictions on transfer will apply to the Shares received by the Advisor. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Units acquired through the Initial Investment or Shares acquired in exchange for the Units acquired through the Initial Investment. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

         IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

                                        BEHRINGER HARVARD REAL
                                        ESTATE INVESTMENT TRUST I, INC.


                                        By:
                                           --------------------------------
                                             Robert M. Behringer, President


                                        BEHRINGER ADVISORS LP


                                        By:
                                           --------------------------------
                                             Robert M. Behringer, President